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                                                                    EXHIBIT 23.1



CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of an aggregate of 464,905 Ordinary Shares which will be represented by 929,810 American Depositary Shares pertaining to the 1994 Share Option Plan of CBT Group PLC (the "Company") of our report dated January 20, 1997 with respect to the consolidated financial statements and schedule of CBT Group PLC included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission.



                                                   /s/ ERNST & YOUNG
                                                   Chartered Accountants

Dublin, Ireland
September 16, 1997